                                                                   EXHIBIT 23.13

         CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

     We hereby consent to the use of our name and to the inclusion of our valuation report, dated October 27, 2003, to the Board of Directors of Telesp Celular Participacoes S.A. (the "Company"), as part of Exhibit 2.1 to the Registration Statement on Form F-4 of the Company and the reference thereto under the captions, "Part Two: Summary - Valuation Reports" and "Part Five: The Merger of Shares - Valuation Reports", and the summarization of our valuation report under the captions, "Part Two: Summary -- Valuation Reports" and "Part
Five: The Merger of Shares -- Valuation Reports", in the Prospectus of the Company, which Prospectus is part of the Registration Statement on Form F-4 of the Company. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                           MERRILL LYNCH, PIERCE, FENNER & SMITH
                                           INCORPORATED



                                           By: /s/ Daniel Gonzalez
                                              ----------------------------------
                                              Name:   Daniel Gonzalez
                                              Title:  Director

New York, New York
October 28, 2003